UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 28, 2017 (March 23, 2017)
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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert Bradway, a member of the Board of Directors of Norfolk Southern Corporation (the “Corporation”), discussed with the Board in September, 2016, the possibility that he may not stand for re-election due to other commitments. On March 23, 2017, Mr. Bradway notified the Corporation of his decision not to stand for re-election, and the Board of Directors confirmed on March 27, 2017, that he would not stand for re-election as a Director at the Corporation’s 2017 annual meeting of shareholders (the “Annual Meeting”).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

In light of Mr. Bradway’s decision and consistent with the terms of the Corporation’s Bylaws, on March 28, 2017, the Board amended the Bylaws to decrease the number of directors from thirteen (13) to twelve (12), effective as of the election of Directors by the shareholders at the Annual Meeting.  The amended Bylaws are attached hereto as 3(ii).

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
3(ii)	Bylaws of Norfolk Southern Corporation, as amended March 28, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  March 28, 2017

EXHIBIT INDEX

Exhibit Number	Description
3(ii)	Bylaws of Norfolk Southern Corporation, as amended March 28, 2017.